EXHIBIT 23.1

Consent of Independent Accountants

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We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-14926) of Chesapeake Corporation of our report dated May 16, 2003 relating to the financial statements of the Chesapeake Corporation Salaried Employees' Stock Purchase Plan, which appears in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP

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PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

June 26, 2003